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Draft of 6/13/02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 11, 2002
(Date of earliest event reported)

THE IMMUNE RESPONSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18006	33-0255679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5935 Darwin Court, Carlsbad, California 92008
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (760) 431-7080

ITEM 5.    OTHER EVENTS

        As part of an effort to solidify the Company's finances, The Immune Response Corporation announced an agreement with Transamerica Technology Finance Corporation (Transamerica) to restructure its existing equipment loans, in effect curing the existing default under those loans and limiting the circumstances which can serve as the basis for any future default.

        The original equipment loan was used primarily to acquire equipment in the Company's Pennsylvania manufacturing facility and was primarily collateralized by the equipment on premises. The restructured agreement affects $1.5 million of the Company's outstanding debt.

        Pursuant to the agreements signed with Transamerica, the Company is obligated to pay Transamerica milestone payments upon receipt by the Company of proceeds from a certain number of financing activities. The payments would reduce the Company's existing Transamerica debt. The Company also remains obligated to make its scheduled debt payments to Transamerica until all the debt and interest has been paid in full. Additionally, the Company granted to Transamerica a security interest in the Company's assets, including its intellectual property, subject to an existing security interest in the intellectual property.

        As the Company previously disclosed in its Form 10-Q filed with the Securities and Exchange Commission, Transamerica had delivered the Company a notice of an event of default under its equipment loans.

        Co-founded by medical pioneer, Dr. Jonas Salk and based in Carlsbad, California, The Immune Response Corporation is a biopharmaceutical company developing immune-based therapies designed to treat HIV, autoimmune diseases and cancer. The Company also develops and holds patents on several technologies that can be applied to genes in order to increase gene expression or effectiveness, making it useful in a wide range of therapeutic applications for a variety of disorders.

        This Form 8-K contains forward-looking statements. Actual results could vary materially from those expected due to a variety of risk factors, including, but not limited to, whether the Company will successfully raise proceeds from financing activities, that Transamerica will not in the future declare that the Company is in default of its debt arrangements, accelerate the Company's debt and seize its assets, whether data generated from previous trials can be replicated in future clinical trials, whether clinical trials will be successfully concluded, whether REMUNE® will be approved for marketing or be successfully commercialized and whether the Company will be able to obtain additional financing. Those factors are discussed more thoroughly in The Immune Response Corporation's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2001 and report on Form 10-Q for the quarter ended March 31, 2002. The Company undertakes no obligation to publicly release the result of any revisions to these forward- looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent required by securities laws.

        REMUNE® is a registered trademark of The Immune Response Corporation.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS
10.1	Agreement dated as of January 1, 2002 by and between The Immune Response Corporation and Transamerica Technology Finance Corporation
10.2	Intellectual Property Security Agreement dated as of January 1, 2002 by and between The Immune Response Corporation and Transamerica Technology Finance Corporation
10.3	Security Agreement dated as of January 1, 2002 by and between The Immune Response Corporation and Transamerica Technology Finance Corporation
10.4	Intercreditor Agreement dated as of June 11, 2002, by and between The Immune Response Corporation, Transamerica Technology Finance Corporation, Kevin Kimberlin Partners, L.P. and Oshkim Limited Partnership.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: June 19, 2002

THE IMMUNE RESPONSE CORPORATION
By	/s/ DENNIS J. CARLO, PH.D. Dennis J. Carlo, Ph.D. President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Agreement dated as of January 1, 2002 by and between The Immune Response Corporation and Transamerica Technology Finance Corporation
10.2	Intellectual Property Security Agreement dated as of January 1, 2002 by and between The Immune Response Corporation and Transamerica Technology Finance Corporation
10.3	Security Agreement dated as of January 1, 2002 by and between The Immune Response Corporation and Transamerica Technology Finance Corporation
10.4	Intercreditor Agreement dated as of June 11, 2002, by and between The Immune Response Corporation, Transamerica Technology Finance Corporation, Kevin Kimberlin Partners, L.P. and Oshkim Limited Partnership.

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX